Exhibit 32.1

CERTIFICATION OF PERIOD REPORT

I, Thomas J. Baldwin, Chairman of the Board and Chief Executive Officer of ROI Acquisition Corp. II (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

(1) the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2014	/s/ Thomas J. Baldwin
Thomas J. Baldwin
Chairman of the Board and Chief Executive Officer
(principal executive officer)